                                                                   EXHIBIT 10.16



                           CABLE AFFILIATION AGREEMENT


        THIS AGREEMENT is made as of the 8th day of May, 1998, by and between WINK COMMUNICATIONS, INC., a California corporation ("Wink"), whose address is 1001 Marina Village Parkway, Alameda, CA 94501 and Jones Programming Services Inc., a Colorado corporation ("Affiliate"), whose address is 9697 East Mineral Ave., Englewood, CO 80112.

1.      GRANT OF LICENSE

        1.1 Wink hereby grants to Affiliate the non-exclusive license to use the Wink ITV Broadcast Server and Wink ITV Response Server versions 1.0 and all subsequent updates as related to the 1.0 Wink Engine (hereinafter collectively referred to as "Wink Software") to deliver "Enhanced Broadcasting" to all cable systems owned by Affiliate or an affiliated entity of Affiliate in the United States and its territories and possessions, (individually a "System", and all Systems shall be referred to collectively as "Affiliate's System"). This License is not transferable outside of the Affiliate systems Operating Area, and rights hereunder, may not be transferred, assigned or sub-licensed in whole or in part without Wink's prior written consent.

        1.2 For purposes of this Agreement, the "Operating Area" shall be defined as any System or group of Systems that is authorized to deliver Enhanced Broadcasting from a single location, as listed on Schedule A.

        1.3 This Agreement allows Affiliate to utilize the Wink Software on all advanced analog and digital cable set top boxes.

        1.4 For the purposes of this Agreement, "Enhanced Broadcasting" consists of information or data that is directly related to the video service, originated by a national broadcaster, advertiser, or cable programming network and has been enhanced and delivered through the use of Wink Software.

2.      TERM

        2.1 The term of this Agreement shall commence on the date of execution of this Agreement and terminate six (6) years thereafter (hereinafter referred to as "Initial Term").

        2.2 This Agreement will automatically renew, following the "initial Term", for one month periods, unless either party terminates this Agreement upon
(90) days prior written notice. Pricing terms of the contract renewal would be adjusted based on Consumer Price Index.

        2.3 Wink agrees not to enter into an agreement with any other local provider of multichannel video programming in Affiliate's Operating Area(s) from the date of execution of this Agreement for a period of twelve (12) months. At that time, should Affiliate achieve the milestone of Wink deployment to a cumulative minimum of 100,000 households in two-way network environment(s) by March 31, 1999, Wink shall extend the exclusivity period an additional six (6) months.


Proprietary and Confidential

3.      INTEGRATION

        3.1 Affiliate will distribute Enhanced Broadcasting through its Systems specified in Schedule A, which Affiliate may add to or delete from in its sole discretion.

        3.2 For purposes of this Agreement, the term "Wink Subscriber" shall mean each Affiliate residential customer and commercial or business establishment receiving Wink Enhanced Broadcasting, while receiving and separately paying for cable television service with a Wink capable digital or advanced analog box in all Affiliate Operating Areas.

        3.3 Wink will perform all Wink related work necessary to integrate with advanced analog and digital cable set top boxes at no charge to Affiliate through the term of the Agreement. ( see schedule B for integration work)

        3.4 Affiliate agrees to prioritize the Wink software installation/integration and provide the necessary resources to enable the national pass through of Enhanced Broadcasting for delivery to Affiliates Systems in accordance with Schedule A. Each Affiliate Launch market shall have a "Launch Period", which is defined as a 120 day period of time where the Wink product launched must meet predefined criteria developed by Affiliate and Wink. (see Schedule C). During the Launch Period, technical criteria established by Affiliate and Wink will be monitored and measured to ensure the successful market launch. System Deployment is defined as that date following the Launch Period when Wink's Enhanced Broadcasting is being deployed to all other Wink capable advanced analog and digital customer homes system by system in Affiliate's Systems per Schedule A. The System Deployment will occur upon notification by Affiliate to Wink that the Technical criteria has been successfully met.

        3.5 Both parties will use their commercially reasonable efforts to complete all integration work per the dates mentioned above and specified in Schedule C.

        3.6 Affiliate agrees to allow Wink to install and use Wink Response Servers located in individual Affiliate Operating Areas specified in Schedule A to collect, aggregate, and route responses for national Enhanced Broadcasting applications through Wink's Alameda Data Center. Wink agrees to provide weekly reporting (e.g. usage data as a result of purchase and non-purchase transaction activity - See Exhibit A) to Affiliate of all response traffic generated by its Affiliate subscribers.

4.      RATES AND DEPLOYMENT

        4.1 Effective at Launch (hereinafter Launch being defined as the time when there exists any Wink Subscriber receiving Wink's Enhanced Broadcasting applications in an Operating Area), Affiliate agrees to remit payments per Operating Area as defined in 4.2. Technical Support (see Schedule F) shall be provided at no charge for a period of sixty (60) days following Launch for those Systems deploying Wink in 1998.

Proprietary and Confidential

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        4.2 Affiliate Launch Market is defined as those advanced analog and digital markets, not to exceed three (3) Systems, to deploy Wink capable set top boxes in 1998. Launch Markets shall receive the Launch Pricing (see below).


      PACKAGE                          USE OF LICENSE                               MO. FEE
      -------                          --------------                               -------
Launch Pricing           Operator may use Wink Software for the                       First 18 mo.
                         following purposes:                                          option to move
                                                                                      to charter or
                                                                                      standard pricing
                    *    To provision Wink services to subscribers.                   [*]
                    *    To provide (i.e., pass through) any number of                [*]
                         nationally delivered Enhanced Broadcasting
                         services to subscribers.
                    *    To provide two locally inserted virtual                      [*]
                         channels.
Charter Pricing     *    To provision Wink services to subscribers.                   [*]
                    *    To provide (i.e. pass through) any number of                 [*]
                         nationally delivered Enhanced Broadcasting
                         services to subscribers.
                    *    To provide two locally inserted virtual channels.            [*]
Standard Pricing    *    To provision Wink services to subscribers.                   [*]
                    *    To provide (i.e. pass through) any number of                 [*]
                         nationally delivered Enhanced Broadcasting
                         services to subscribers.
                    *    To provide two locally inserted virtual                      Support
                         channels.

        4.3 Affiliate hereby is granted the option to elect, by written notice to Wink, to extend the delivery of Enhanced Broadcasting to any of Affiliate's Wink capable cable systems in the continental United States through 1999 and receive the Charter or Standard pricing outlined in 4.2. Affiliate shall receive the Standard Pricing specified in 4.2 for Affiliate Operating Areas that launch after 1999. Wink agrees to provide Affiliate Most Favored Nations Pricing as compared to other system operators of equal or smaller size, market by market. Most Favored Nations Pricing shall mean the lowest net cost per subscriber which shall include Wink headend equipment costs, software license

----------------------
*Confidential treatment has been requested with respect to certain portions of this exhibit pursuant to a request for treatment filed with the Securities and Exchange Commission. Omitted portions have been filed with the Commission.

Proprietary and Confidential
fees, marketing co-op, and any other financial consideration exchanged between the parties for Wink products and services. Wink agrees to provide upon request a statement of compliance with this Most Favored Nations section on an annual schedule to Affiliate.

        4.4 Affiliate commits to distribute Enhanced Broadcasting to its digital and advanced analog subscribers in Systems indicated on Schedule A which originates from National Broadcasters and National Cable Programming Services (hereinafter collectively referred to as "Programmers") in the VBI of the Programmers Video Signal. Affiliate agrees to keep the appropriate headend and server equipment in good working order for an uninterrupted carriage of Enhanced Broadcasting. If either party experiences problems with the Enhanced Broadcasting delivery system, both parties will use their commercially reasonable efforts to restore Enhanced Broadcasting service as soon as possible. Affiliate agrees not to charge Programmer for carriage or use of VBI associated with delivery of Enhanced Broadcasting for the first twenty-four (24) months of this Agreement. Commencing at Launch and for the first eighteen (18) months, Affiliate agrees to pass through all Enhanced Broadcast applications, including non-commercial show enhancements, request for information applications, and Purchase Transaction applications. However, Affiliate has the right to delete any Wink based consumer subscription services offered by Programmer. [*]

        4.5 Wink agrees to launch a minimum of twelve (12) National Programmers broadcasting Wink Enhanced Broadcasting including but not limited to, NBC, The Weather Channel, Court TV, TNN, TNT, TBS, CNN, HNN, ESPN, ESPN2, VH-1, Nickelodeon/Nick at Nite by the agreed upon system deployment date.

        4.6 Wink agrees to Revenue Share with Affiliate, its fees, on all Wink generated Purchase Transactions and Request Transactions by Affiliates' Wink Subscribers for the term of this Agreement. Wink will pay Affiliate per the attached Schedule D.

        4.7 [*] Affiliate is responsible to provide all hardware required for the launch of the Wink Software (Bill of Materials - Schedule E), except in the Albuquerque, NM System where Wink will pay all upfront headend hardware costs associated with a launch date prior to August 1, 1998, or within thirty (30) days of their Wink capable set-top deployment. Affiliate may elect the Wink hardware lease option of an additional [ * ] per month per Operating Area. Affiliate has the option to purchase the hardware either from Wink or other vendors that meet Wink specifications. Installation and Conversion fees for all other Affiliate Operating areas, outside of all markets that launch within a period of eight (8) months from date of Agreement execution Launch Market(s), will be [ * ] per Operating Area, plus any shipping or travel costs incurred by Wink in support of on-site installation, maintenance, support, or consulting under this Agreement.

        4.8 Affiliate may choose to utilize other products and services of Wink from time to time under this Agreement. These services will be extended by Wink to Affiliate as outlined in Schedule F of this Agreement.


Proprietary and Confidential


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

5.      PAYMENT TERMS

        5.1 On or before the forty-fifth (45th) day following each month throughout the term of this Agreement, each party shall remit to the other party all fees owed for services rendered in the previous month.

        5.2 Either party's failure, for any reason, to send an invoice for a particular monthly payment shall not relieve the other party of its obligation to make any payment in a timely manner consistent with the terms of this Agreement. Past due payments shall bear interest at a rate equal to the lesser of (1) one percent (1%) per month or (ii) the maximum legal rate permitted under law, and the delinquent party shall be liable for all reasonable direct costs and expenses (including, without limitation, reasonable court costs and attorneys' fees) incurred by the other party in collecting any past due payments.

6.      PROMOTION AND RESEARCH

        6.1 Affiliate and Wink agree to promote and market the Wink service to subscribers within the Operating Area of each launched system. Advertising, promotional, marketing and/or sales materials concerning the Wink service (e.g. TV spots, Virtual Channel, Ad Slick, Bill Insert Direct Mail, On Hold Message, Press releases etc..) will be provided to Affiliate by Wink immediately following each update or revision of such materials, and may be used at the discretion of Affiliate.

        6.2 For the purpose of promoting Enhanced Broadcasting, Affiliate and Wink shall issue one mutually agreed upon press release for each Operating Area launched within thirty (30) days of such launch. Affiliate and Wink shall also issue one mutually agreed upon press release within 30 days of execution of this Agreement.

        6.3 Wink shall not engage in any communications with subscribers, press or media, governmental entities or franchise or licensing authorities which could reasonably be expected to adversely interfere with Affiliate's relations with the subscribers, governmental entities or franchise or licensing authorities in such Operating Area or the community comprising such Operating Area. This provision shall not apply a) to any national advertising by Wink in connection with Enhanced Broadcasting, b) to any proceeding before any judicial body, or c) to communications with Congress or with any other branch or agency of the Federal government. This Section shall survive the expiration or termination of this Agreement (regardless of the reason for such expiration or termination) for a period of two (2) years.

        6.4 Wink may, from time to time, undertake marketing tests and surveys, rating polls and other research in connection with Affiliate. Affiliate, in its sole discretion, may provide Wink with reasonable assistance in conducting such research with respect to Affiliate's subscribers. All information regarding Affiliates subscribers will be kept confidential.


Proprietary and Confidential

7.      NOTICES

        7.1 All notices, statements, and other communications given hereunder shall be in writing and shall be delivered by facsimile transmission, personal delivery, certified mail, return receipt requested, or by next day express delivery, addressed, if to WINK COMMUNICATIONS, Attn: VP - Affiliate Sales at 1001 Marina Village Parkway, Alameda, CA 94501. The date of such facsimile transmission, telegraphing or personal delivery or the next day if by express delivery, or the date three (3) days after mailing, shall be deemed the date on which such notice is given and effective.

8.      TRADEMARKS

        8.1 All right, title and interest in and to the service or other rights, of whatever nature, related thereto shall remain the property of Wink. Further, Affiliate acknowledges and agrees that all names, logos, marks, copyright notices or designations utilized by Wink in connection with the service are the sole and exclusive property of Wink, and no rights or ownership are intended to be or shall be transferred to Affiliate.

9.      REPRESENTATION AND INDEMNIFICATION

        9.1 Wink represents and warrants to Affiliate that (i) it is a corporation duly organized and validly existing under the laws of the State of California; (ii) Wink has the corporate power and authority to enter into this Agreement and to fully perform its obligations hereunder (iii) Wink is under no contractual or other legal obligation which in any way interferes with its ability to fully, promptly and completely perform hereunder.

        9.2 Affiliate represents and warrants to Wink that (i) Affiliate is a corporation duly organized and validly existing under the laws of the State of Colorado (ii) Affiliate has the requisite power and authority to enter in this Agreement and to fully perform its obligations hereunder; (iii) Affiliate's Operating Areas are operating, with respect to any cable television system, pursuant to valid franchise agreements, or licenses or other permits duly authorized by proper local authorities; (iv) Affiliate is under no contractual or other legal obligation which in any way interferes with its ability to fully, promptly and completely perform hereunder.

        9.3 Affiliate and Wink shall each indemnify, defend and forever hold harmless the other, and their affiliated companies and people, from any and all losses, liabilities, claims, costs, damages and expenses (including, without limitation, fines, forfeitures, attorneys' fees, disbursements and court or administrative costs) arising out of any breach of any term of this Agreement or any warranty, covenant or representation contained herein. Without limiting the provisions of the above, Wink will indemnify, defend and forever hold Affiliate and Affiliate's affiliated companies and people harmless from and against any and all losses, liabilities, claims, costs, damages and expenses (including, without limitation, fines, forfeitures, attorneys' fees, disbursements and court or administrative costs) caused by or arising directly or indirectly out of (i) any content delivered by or through Wink or Wink's processes, (ii) any


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                                       -6-
claim that the Wink Software infringes the copyright, trade secret or trademark rights of a third party, provided that Affiliate notifies Wink of such claim promptly in writing of and gives Wink the exclusive authority to defend or settle such claim. Affiliate shall provide reasonable cooperation and assistance to settle or defend any such claim. If the Wink Software becomes, or if Wink reasonably believes it may become, the subject of any claim for infringement or is adjudicatively determined to infringe, then Wink may, at its option and expense, either (i) procure for Affiliate the right to sell or use, as appropriate, the Wink Software or (ii) replace or modify the Wink Software with other suitable and reasonably equivalent software so that the Wink Software becomes noninfringing or (iii) if (i) and (ii) are not commercially practicable, either party may terminate this Agreement.

10..    CONFIDENTIALITY

        10.1 Neither Affiliate nor Wink shall disclose to any third party (other than its respective employees, in their capacity as such), any information without prior written consent. The parties agree to keep the terms of this Agreement confidential, but acknowledge that VBI pass through disclosures will be made to Programmers and that certain other disclosures may be required by law.

        10.2 Wink commits to Affiliate that Wink will implement high levels of security on the network for the collection, storage, and routing of Subscriber Information. Wink further agrees to only release individual Subscriber Information to entities that a subscriber decides should have that information. Choice is granted by the subscriber through their deliberate interaction with a Wink Enhanced Broadcasting application. Wink agrees that Affiliate Subscriber Data and Subscriber Information remain the property of Affiliate. For purposes of this Agreement, Subscriber Data is defined as that information which currently resides in Affiliate's billing system, e.g. subscriber name, address, phone number, service level, monthly billing amount, ordering activity tied to pay-per-view and other ancillary services and products. Subscriber Information is defined as those responses initiated by subscriber over the Wink Software. Affiliate agrees that Wink may use Subscriber Information in aggregate form only as a part of national results specific to Wink.

11.     TERMINATION

        11.1 Notwithstanding any other provision herein, either party will have the right to terminate this Agreement or all or any licenses granted herein if the other party fails to comply with any of its material obligations under this Agreement. Should either party elect to exercise this right to terminate for nonperformance, it must be done in writing specifically setting forth those items of nonperformance. The non-performing party will then have sixty (60)days from receipt of notification to remedy the items of nonperformance. Should such non performing party fail to correct these items of nonperformance, then the aggrieved party shall have the right to physically disconnect and remove any Wink-owned components or Wink Software, returning such licensed products to Wink. In addition, either party's termination of this Agreement or such taking of possession shall be without prejudice to any other remedies such party may have, provided however, that if a party has not made payment of the fees or


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                                       -7-
charges due hereunder and such nonpayment continues after forty-five (45) days prior written notice by the other party, then the other party may terminate this Agreement or any license granted herein.

        11.2 Upon expiration of the Initial Term (including any extensions thereof) of this Agreement or upon the termination of this Agreement or of any license granted hereunder for any reason, all rights of Affiliate to use the Wink Software will cease and Affiliate will immediately (i) grant to Wink access to its business premises and the Wink Software and allow Wink to remove the Wink Software in an orderly manner, (ii) purge all copies of all Wink Software from all computer processors or storage media on which Affiliate has installed or permitted others to install such Software, and (iii) when requested by Wink, certify to Wink in writing, signed by an officer of Affiliate, that all copies of the Wink Software have been returned to Wink or destroyed and that no copy of any Wink Software remains in Affiliate's possession or under its control.

        11.3 Except as otherwise provided herein, neither Affiliate nor Wink may terminate this Agreement except upon sixty (60) days prior written notice and then only if the other has made a misrepresentation herein or breaches any of its material obligations hereunder and such misrepresentation or breach (which shall be specified in such notice) is not or cannot be cured within sixty (60) days of such notice.

12.     GENERAL

        a) This Agreement may not be assigned by either party without the prior written consent of the other, except that no such consent shall be required for an assignment to any entity controlling, controlled by or under common control with the assigning party.

        b) This Agreement may be amended only by an instrument in writing, executed by Affiliate and Wink.

        c) This Agreement will be governed in all respects by the laws of the State of California.

        d) This Agreement represents the entire agreement between the parties and supersedes and replaces all prior oral and written proposals, communications and agreements with regard to the subject matter hereof between Affiliate and Wink.


Proprietary and Confidential


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



        IN WITNESS WHEREOF, the parties by their duly authorized representatives have entered into this Agreement as of the Effective Date.

WINK COMMUNICATIONS, INC.                    JONES PROGRAMMING
                                             SERVICES, Inc.

By: /s/ Maggie Wilderotter                   By: /s/ Philip Laxar

Name: Maggie Wilderotter                     Name: Philip Laxar

Title: President/CEO                         Title: SR. VP PROGRAMMING


Proprietary and Confidential


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

                                   SCHEDULE A

                               AFFILIATE'S SYSTEMS

OPERATING AREA SYSTEMS                      PLATFORM                EST. WINK HH

Pima, AZ                                    DCT

Savannah, GA                                S-A8600X

Albuquerque, NM                             CFT2200

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

                                   SCHEDULE B



WINK INTEGRATION WITH ADVANCED ANALOG AND DIGITAL

Wink has performed all core development work necessary to integrate with advanced analog and digital set top boxes at no charge to Affiliate. This includes all design and redesign work, development, integration and testing with the set top box to optimize the system. Listed below are details of the work necessary for porting to the boxes:

Integration tactics and specifications:
Develop marketing requirement document
Develop functional specs
Develop system design
Develop component and interface specs
Develop unit test plan
Develop test cases (typically about 1,500)

Wink Engine (client)
Set up and test development systems
Develop graphics primitives
Develop I/0 Drivers
Develop memory management
Develop resident fonts and icons
Develop interface layer to APIs and O/S
Integrate Wink engine with interface layer
Optimize code for small footprint, including writing in assembly Optimize code for performance
Perform unit test
Debugging

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                                   SCHEDULE C

                               PRE-LAUNCH CRITERIA


1.      TECHNICAL ACCEPTANCE OF WINK EQUIPMENT & SOFTWARE

        1.1 This criteria may include the Wink Launch suite which run on the ITV Broadcast Server and Wink ITV Response Server, version 1.0 or a subsequent update as related to 1.0 Wink Engine. The Wink Launch suite includes NBC, CNN/HNN, TWC, Court TV, ESPN, ESPN2, TBS, TNT, TNN, VH-1, Nickelodeon/Nick at Nite.

        1.2 Affiliate will execute customer acceptance criteria on specific set-top boxes. Wink will prepare the test cases, including the expected results.

        1.3 Regression tests will be run until 100% of the cases are passed if some of the above tests fail and changes are needed.

 2.     TECHNICAL ACCEPTANCE BY GI AND SA

        2.1 GI has certified as ready for production the Wink set-top box engine and GI equipment and software configurations (e.g., ACC-4000 and DPT) when using Wink.

        2.2 SA has certified for production the Wink set-top box engine and SA equipment and software configurations when using Wink.

        2.3 Affiliate may elect to have the configurations reviewed by a SA or GI field engineer.

        3.     OPERATIONAL READINESS TRAINING

        3.1 Affiliate head-end operations and MIS have been trained on the operation of the Wink Broadcast and Response server, daily monitoring by Wink, and how to use Wink technical support.

        3.2 Affiliate customer and field representatives have been trained.

        3.3 All operational and customer support procedures have been updated to include Wink. This includes procedures to manage VBI bandwidth and response demand to match capacity.

Proprietary and Confidential


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
4.     OTHER CRITERIA

        4.1 User Acceptance criteria. User acceptance criteria will be part of initial deployments of the Wink system as well as any upgrades to the system. The user acceptance is based on Wink prepared cases that ensure the system works as functionally specified. Wink will prepare the test cases, including the expected results. Affiliate may elect to add their own cases.

        4.2 The quality and quantity of content is dependent on the programmers. While Wink will initiate the Enhanced Broadcasting Agreements, it is known that the influence Affiliate has in the programming environment may significantly Improve the quality and quantity of content moving forward. During the Launch period, customer feedback will be gathered in order to substantiate Wink feedback to program Developers.

        4.3 Time Duration for Response Polling and Processing. A service level for time for polling and impact on Affiliate technical and business resources will be defined as part of the deployment planning. Central Wink Response Server will collect responses from all controllers (both GI and SA) over a WAN, using TCP/IP. The bandwidth required is estimated at less than 30 seconds/ day at 56Kbps. The response collections is estimated at 1hr / day with operator time estimated at 5 minutes controller.

        4.4 Impact on and Interoperability with Other Box Functions. Other set top box functions will function as designed, when used with Wink. This specification will be agreed upon in advanced of deployment field testing. For example, in the SA 8600x and SA Explorer this means the Wink enabled box has passed SA's ISV tests and works the same as non-Wink enabled boxes, except for predefined changes to the amount of guide data shown. Wink agrees to participate in tests that includes DPT settings, different box configurations, and guide data provisioning in order to maximize the guide information for the viewers. (See Schedule G for Wink capable set-top platforms.)

        4.5 Response Processing out to Advertising or Information Providers. A service level for response processing will be defined as part of the deployment planning.

        4.6 Disaster Recovery Plan: The redundant server options are 1) Purchase redundant equipment and software. 2) Purchase higher capacity Wink Broadcast Server and Wink Response Server that can back each other up. Wink will work with Affiliate to correctly size and configure the Sun Sparc servers to support both WBS and WRS processes on the some server. Wink would also develop procedures to ensure either server has the software and data needed to back-up the other.

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                                   SCHEDULE D

                          WINK/AFFILIATE REVENUE SHARE
                                 PER TRANSACTION


                      WINK RESPONSE SERVICE TRANSACTION FEE

 Purchase Transaction is defined as transaction(s) initiated by Wink enabled subscribers which result in the purchase of services or products advertised through a Wink Enhanced Broadcast application.


 Purchase Transaction Fees                       Affiliate Revenue Share per Transaction
 -------------------------                       ---------------------------------------
 (Viewer name, address, credit card)             National Ads            Local Ads
                                                 ------------            ---------------
 1-5,000 transactions/mo                                  [*]                     [*]
 5,001 - 25,000 transactions/mo                           [*]                     [*]
 25,001 - 100,000 transactions/mo                         [*]                     [*]
 100,001 - 250,000 transactions/mo                        [*]                     [*]
 250,001 - 500,000 transactions/mo                        [*]                     [*]
 500,001 - up transactions/mo                             [*]                     [*]

 Request Transaction is defined as transaction(s) initiated by Wink enabled subscribers which result in the subscriber requesting information that must be sent to subscriber, about services or products advertised through a Wink Enhanced Broadcast application.


 Request Transaction Fees                        Affiliate Revenue Share per Transaction
 -------------------------                       ---------------------------------------
 (Viewer name, address only)                     National Ads            Local Ads
                                                 ------------            ---------------
 1-5,000 transactions/mo                                  [*]                     [*]
 5,001 - 25,000 transactions/mo                           [*]                     [*]
 25,001 - 100,000 transactions/mo                         [*]                     [*]
 100,001 - 250,000 transactions/mo                        [*]                     [*]
 250,001 - 500,000 transactions/mo                        [*]                     [*]
 500,001 - up transactions/mo                             [*]                     [*]

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

                                   SCHEDULE E


                                BILL OF MATERIALS


 BAV - Headend COMPUTERS                   PART NUMBER               UNIT COST        ITEM COST
 Wink Broadcast Server (WBS)                                          9,136.26         9,136.2
 Sun Ultra Enterprise 1 Model 170          All-UBA1-9S-064CE          5,775.00
 w/167MHz
 TGX Graphics Sbus Adapter                 X7110 A                      809.00
 17" Color Monitor                         X7103A                       698.00
 Sun 1.44 Internal Floppy Drive            X6001 A                      115.00
 Sun CD 12 Internal CD ROM                 X61661 A                     231.00
 Fast Ethernet 10/100 Sbus Adapter         X1059A                       612.00
 Sun Country Kit - UNIX (Keyboard,         X3540A                       000
 Mouse, Power Cords)
 Sun Silver Server Support                 Ultra 1 model 170            619.20
                                           Silver
 Solaris Media 2.5.1                       SOLD-2.5.1APR97               77.00
 System Configuration - OS                 IS-101D                       85.00
 System Configuration                      IS-203                       120.00
 Wink Broadcast Server Software                                        License        13,336.20
 Wink Response Server (WRS)                                           9,136.20
 Sun Ultra Enterprise 1 Model              A11-UBA1-9S-               5,775.00
 170 w/167MHz                              064CE

 TGX Graphics Sbus Adapter                 X7110 A                      809.00
 17" Color Monitor                         X7103A                       693.00
 Sun 1.44 Internal Floppy Drive            X6001 A                      115.00
 Sun CD 12 Internal CD ROM                 X61661 A                     231.00
 Fast Ethernet 10/100 Sbus Adapter         X1059A                       612.00
 Sun Country Kit - UNIX (Keyboard,         X3540A                         0.00
 Mouse,Power Cords)
 Sun Silver Server Support                 Ultra 1 model 170            619.20
                                           Silver
 Solaris Media 2.5.1                       SOLD-2.5.1APR97               77.00
 System Configuration - OS                 IS-101D                       85.00
 System Configuration                      IS-203                       120.00
 Oracle Enterprise Server 7.3.2.1 for
 Solaris
 Wink Response Server Software                                         License
 Wink SeaChange CCD PC                                                2,415.00         2,415.00

Proprietary and Confidential

 BAV - Headend COMPUTERS                   PART NUMBER               UNIT COST        ITEM COST
 PC - Rack Mountable:
 Rackmount Case w/ 250 Power               SRPC-210
 Supply
 Slide Rail Set
 Pentium 166MHz Motherboard
 w/512K Cache
 32 MB RAM
 1.2 GB WD EIDE Internal Hard Drive
 3.5" - 1.44MB Teac Internal Floppy
 Drive
 24X Toshiba IDE CD-ROM
 Diamond Stealth PCI w/2MB
 3COM 3C900 PCI Ethernet (Port #1)
 3COM 3C900 PCI Ethernet (Port #2)
 Additional Corn Card for Com3
 Com4 LPT2
 Windows NT Workstation 4.0 CD-
 ROM
 Mouse
 14" SVGA Color Monitor
 Rackmount Keyboard w/ Mouse Tray          RMKO-110                        [*]              [*]
 US Robitics Courier V. Everything         A22536-001224-1
 TERMINAL SERVERS
 Xylogics Annex Three - 32-port, net-      AX3-32/0-N-300                  [*]              [*]
 boot, twisted pair
 Annex Modem (DCE) Cable - 50pin           AX3-CBL-DCE-100                 [*]              [*]
 Telco Fan to 6 Male DB25
 Annex Three Software - CDROM              CM0014007                       [*]              [*]
 LOCAL INSERTION CABLE HEADEND EQUIPMENT
 Norpak TES-3 Data Insertion Unit                                          [*]              [*]
                                                                     Total Cost:            [*]

Proprietary and Confidential

 Quantity      CFT - Headend COMPUTERS             PART NUMBER                UNIT         ITEM
                                                                              COST         COST
 1             WINK BROADCAST                                                     [*]          [*]
               SERVER (WBS)
               Sun Ultra Enterprise 1 Model        A11-UBA1-9S-O64CE              [*]
               170 w/167MHz TGX Graphics           X711 OA                        [*]
               Sbus Adapter
               17" Color Monitor                   X7103A                         [*]
               Sun 1.44 Internal Floppy Drive      X6001 A                        [*]
               Sun CD 12 Internal CD ROM           X61661 A                       [*]
               Fast Ethernet 10/100 Sbus           X1059A                         [*]
               Adapter
               Sun Country Kit - UNIX              X3540A                         [*]
               (Keyboard, Mouse, Power
               Cords)
               Sun Silver Server Support           Ultra 1 model 170              [*]
                                                   Silver
               Solaris Media 2.5.1                 SOLD-2.5.1APR97                [*]
               System Configuration - OS           IS-101D                        [*]
               System Configuration                IS-203                         [*]
               Wink Broadcast Server                                              [*]
               Software
 1             WINK RESPONSE SERVER                                               [*]          [*]
               (WRS)
               Sun Ultra Enterprise 1 Model        A11-UBA1-9S-O64CE              [*]
               170 w/167MHz
               TGX Graphics Sbus Adapter           X711OA                         [*]
               17" Color Monitor                   X7103A                         [*]
               Sun 1.44 Internal Floppy Drive      X6001A                         [*]
               Sun CD 12 Internal CD ROM           X61661A                        [*]
               Fast Ethernet 10/100 Sbus           X1059A                         [*]
               Adapter
               Sun Country Kit - UNIX              X3540A                         [*]
               (Keyboard, Mouse, Power
               Cords)
               Sun Si1ver Server Support           Ultra 1 model 170              [*]
                                                   Silver
               Solaris Media 2.5.1                 SOLD-2.5.1APR97                [*]
               System Configuration - OS           IS-101 D                       [*]
               System Configuration                IS-203                         [*]
               Oracle Enterprise Server 7.3.2.1                                   [*]
               for Solaris

Proprietary and Confidential

 Quantity      CFT - Headend COMPUTERS             PART NUMBER                UNIT         ITEM
                                                                              COST         COST
               Wink Response Server                                               [*]
               Software
 1             WINK GATEWAY PC                                                    [*]          [*]
               PC - Rack Mountable:
               Rackmount Case w/ 250 Power         SRPC-210
               Supply
               Slide Rail Set
               Pentium 166MHz Motherboard
               w/512K Cache
               32 MB RAM
               1.2 GB WD EIDE Internal
               Hard Drive
               3.5" - 1.44MB Teac Internal
               Floppy Drive
               24X Toshiba IDE CD-ROM
               Diamond Stealth PCI w/2MB
               3COM 3C900 PCI Ethernet
               (Port #1)
               3COM 3C900 PCI Ethernet
               (Port #2)
               Additional Com Card for Com3
               Com4 LPT2
               Windows NT Workstation 4.0
               CD-ROM
               Mouse
               14" SVGA Color Monitor
               Rackmount Keyboard w/Mouse          RMK-110
               Tray
               Wink's Gateway Software
               Computer Peripherals
      2        US Robitics Courier V.              A22536-001224-0                [*]          [*]
               Everything
               Terminal Servers
 1             Xylogics Annex Three - 64-          AX3-32/32-1N-100               [*]          [*]
               port, net-boot, twisted pair
 12            Annex Modem (DCE) Cable -           AX3-CBL-DCE-100                [*]          [*]
               50pin Telco Fan to 6 Male
               DB25


Proprietary and Confidential

 Quantity      CFT - Headend COMPUTERS             PART NUMBER                UNIT         ITEM
                                                                              COST         COST
 1             Annex Three Software -              CM0014007                      [*]          [*]
               CDROM Cable Headend
               Equipment
 20            Norpak TTX-745 NABTS                                               [*]          [*]
               Decoder (2/channel)
 10            MVPII-DIU v0.7 or greater                                                       [*]
                                                                              Total Cost    39968.40


 Quantity      DCT - Headend COMPUTERS             PART NUMBER                UNIT         ITEM
                                                                              COST         COST

 1             Wink Broadcast Server (WBS)                                        [*]          [*]
               Sun Ultra Enterprise 1 Model        A11-UBA1-9S-064CE              [*]
               170 w/167MHz
               TGX Graphics Sbus Adapter           X7110A                         [*]
               17" Color Monitor                   X1703A                         [*]
               Sun 1.44 Internal Floppy Drive      X6001A                         [*]
               Sun CD 12 Internal CD ROM           X61661A                        [*]
               Fast Ethernet 10/100 Sbus           X1059A                         [*]
               Adapter
               Sun Country Kit - UNIZ              X3540A                         [*]
               (Keyboard, Mouse, Power
               Cords)
               Sun Silver Server Support           Ultra 1 model 170              [*]
                                                   Silver
               Solaris Media 2.5.1                 SOLD-2.5.1 APR97               [*]
               System Configuration - OS           IS-101D                        [*]
               System Configuration                IS-203                         [*]
               Wink Broadcast Server                                              [*]
               Software
 1             Wink Response Server (WRS)                                         [*]      [*]
               Sun Ultra Enterprise 1 Model        All -UBA1-9S-064CE             [*]
               170 w/167 Mhz
               TGX Graphics Sbus Adapter           X7112A                         [*]
               17" Color Monitor                   X7103A                         [*]
               Sun 1.44 Internal Floppy Drive      X6001A                         [*]
               Sun CD 12 Internal CD ROM           X6166A                         [*]
               Fast Ethernet 10/100 Sbus           X1059A                         [*]
               Adapter

Proprietary and Confidential

 Quantity      DCT - Headend COMPUTERS             PART NUMBER                UNIT         ITEM
                                                                              COST         COST
               Sun Country Kit - UNIX              X3540A                         [*]
               (Keyboard, Mouse, Power
               Cords)
               Sun Silver Server Support           Ultra 1 model 170              [*]
                                                   Silver
               Solaris Media 2.5.1                 SOLD-2.5.1 APR 97              [*]
               System Configuration - OS           IS-101D                        [*]
               System Configuration                IS-203                         [*]
               Oracle Enterprise Server 7.3.2.1                                   [*]
               for Solaris
               Wink Response Server                                               [*]
               Software
 1             Wink DCT Gateway PC                                                [*]          [*]
               PC - Rack Mountable:
               Rackmount Case w/ 250 Power         SRPC-210
               Supply
               Slide Rail Set
               Pentium 166MHz Motherboard
               w/512K Cache
               32 MB RAM
               1.2 GB WD EIDE Internal
               Hard Drive
               3.5" - 1.44MB Teac Internal
               Floppy Drive
               24X Toshiba IDE CD-ROM
               Diamond Stealth PCI w/2MB
               3COM 3C900 PCI Ethernet
               (Port #1)
               3COM 3C900 PCI Ethernet
               (Port #2)
               Additional Com Card for Com3
               Com4 LPT2
               Windows NT Workstation 4.0
               CD-ROM
               Mouse
               14" SVGA Color Monitor
               Rackmount Keyboard w/               RMK-110
               Mouse Tray
               Wink's Gateway Software
 1             Wink SeaChange CCD PC

Proprietary and Confidential

 Quantity      DCT - Headend COMPUTERS             PART NUMBER                UNIT         ITEM
                                                                              COST         COST
               PC - Rack Mountable:
               Rackmount Case w/250 Power          SRPC-210
               Supply
               Slide Rail Set
               Pentium 166MHz Motherboard
               w/512K Cache
               32 MB RAM
               1.2 GB WD EIDE Internal
               Hard Drive
               3.5" - 1.44MB Teac Internal
               Floppy Drive
               24X Toshiba IDE CD-ROM
               Diamond Stealth PCI w/2MB
               3COM 3C900 PCI Ethernet
               (Port #1)
               3COM 3C9OO PCI Ethernet
               (Port #2)
               Add. Com Card for Com3
               Com4 LPT2
               Windows NT Workstation 4.0
               CD-ROM
               Mouse
               14" SVGA Solor Monitor
               Rackmount Keyboard w/Mouse          RMK-110
               Tray
               Wink's Gateway Software
               Computer Peripherals
 2             US Robotics Courier V.              A22536-001224-0                [*]          [*]
               Everything
               Terminal Servers
 2             Xylogics Annex Three - 32-          AX3-32/0-1N-300                [*]          [*]
               port, twisted pair
 12            Annex Modem (DCE) Cable -           AX3-CBL-DCE-100                [*]          [*]
               50pin Telco Fan to 6 Male
               DB25
 2             Annex Three Software -              CM0014007                      [*]          [*]
               CDROM
               Local insertion Cable Headend
               Equipment


Proprietary and Confidential

 Quantity      DCT - Headend COMPUTERS             PART NUMBER                UNIT         ITEM
                                                                              COST         COST
 1/Chanl.      Norpak TES-3 Data Insertion                                        [*]          [*]
               Unit
                                                                              Total Cost:      [*]

       S-A Bill of Materials not fully developed.


Proprietary and Confidential

                                   SCHEDULE F

               OTHER SOFTWARE OPTIONS, SUPPORT AND CONSULTING FEES

                                SOFTWARE OPTIONS

Affiliate at no additional charge may experiment with, for any consecutive six
(6) month period during the term of the Agreement, other use of Wink Software, including, but not limited to, the use of Wink templates for PPV, premium sign-up, and local ads. The price for using these services, if implemented after the six(6) month experimentation period, will be:

1.      [*] for the local ad insertion module.
2.      One time [*] for Wink Studio (template tools) to develop Wink templates.
3.      [*] and [*] for up to 10 Virtual Channels
4.      AISM Installation fee [*], Virtual Channel installation fee [*]


                                TECHNICAL SUPPORT

 All technical support is available 24x7; travel expenses are additional and billed at cost. Technical support would involve an error created by the Operator or Operator's system equipment, that would require a Wink repair to Wink Software.

 Technical Support service contract [*]

 -      includes 3 incidents/mo and [*] charge per incident after 3

 -      priority service over non-contract customers

 - service contract must match term of license/maintenance agreement Per incident fee (no contract) [*] incident

                              CONSULTATIVE SERVICES

 -      Custom application development [*]
 -      Application consulting; training [*]
        1. Phone training/consulting billed at [*] with charges rounded to the nearest 15 minutes.
        2.     Travel expenses are billed separately at cost.

Wink has the right to increase prices on all products and services covered in this Agreement on an annual basis based upon the Consumer Price Index.


Proprietary and Confidential
                                      -23-

                                   SCHEDULE G

 WINK CAPABLE ADVANCED ANALOG AND DIGITAL PLATFORMS:

 General Instrument
        DCT1000, DCT1200, DCT 5000
        CFT2200

 Scientific-Atlanta
        Explorer HCT2000
        8600X

 Pioneer
        Voyager
        BA-V2000 and versions thereof


Proprietary and Confidential


                                      -24-